UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2006

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD		21030
(Address of principal executive offices)		(Zip Code)

(410) 628-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01  Acquisition or Disposition of Assets

On November 21, 2006, United Industrial Corporation (the “Company” or “UIC”), Detroit Stoker Company, a Michigan corporation and wholly owned subsidiary of the Company (“Detroit Stoker”), DSC Services Inc., a newly formed corporation affiliated with a private investment group (“Merger Parent”), and Bram Acquisition Corp., a newly formed Michigan corporation and wholly owned subsidiary of Merger Parent (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”). On December 29, 2006, the parties entered into an amendment to the Merger Agreement.

On December 29, 2006, the parties consummated the transactions contemplated by the Merger Agreement and, pursuant to the Merger Agreement, Detroit Stoker merged with and into Merger Sub, with Detroit Stoker being the surviving corporation. As a result of the merger, Detroit Stoker is a wholly owned subsidiary of Merger Parent.  The Company received $17.2 million in cash at closing and a $5.0 million promissory note.  An individual who is a principal of the affiliated private investment group entered into a guaranty in favor of the Company, pursuant to which he will personally guarantee 55% of the Merger Parent’s payment obligations from time to time outstanding under the promissory note.

The $5.0 million promissory note will be due 6 years after issuance, with principal payable in equal quarterly installments, commencing June 30, 2007, with the outstanding principal and interest due and owing on the maturity date, and bearing interest at a per annum rate equal to the prime rate announced from time to time by SunTrust Bank plus one percent (1%), and payable quarterly in arrears commencing June 30, 2007. The promissory note will be subject to acceleration upon the occurrence of certain events, including, without limitation, a sale of the surviving corporation other than as permitted in the Merger Agreement or the failure of Merger Parent or the surviving corporation to make timely deposits into the escrow account in accordance with the Merger Agreement. In the event that the Fairness In Asbestos Injury Resolution Act of 2005 or similar federal legislation (“FAIR Act”) is enacted within three years following the closing and the aggregate amount of Merger Parent’s and the surviving corporation’s funding obligations thereunder is less than $5.0 million, the merger consideration is subject to increase by up to an additional $5.0 million (less fees and expenses of up to $100,000 and the actual amount of the surviving corporation’s funding obligations under the FAIR Act).

The increased merger consideration would be payable in cash or by an increase in the principal amount of the $5.0 million promissory note and would result in additional gain on the merger.

Pursuant to the Merger Agreement, Merger Parent and the surviving corporation agreed to indemnify the Company for, among other things, any asbestos-related litigation liabilities, including, without limitation, any asbestos liabilities arising from Detroit Stoker’s operation as a division of the Company and the Company’s own operations in connection with Detroit Stoker’s business. To secure these indemnity obligations, Merger Parent established, at closing, an escrow account in an amount equal to $3.0 million. Following the closing, Merger Parent and the surviving corporation are required to continue to fund the escrow account on a quarterly basis in an amount equal to the greater of (A) 40% of the surviving corporation’s Available Cash Flow (as defined in the Merger Agreement) for such calendar quarter and (B) $125,000, for a period not to exceed ten years up to a maximum amount of $20.0 million. Following the fifth anniversary of the closing, if a qualified third party expert in evaluating asbestos liabilities determines that the aggregate amount of the asbestos-related liability of the surviving corporation is less than the amount then on deposit in the escrow account, the amount of such difference (minus any unresolved indemnity claims) will be released to Merger Parent and thereafter neither Merger Parent nor the surviving corporation will have any further obligation to fund the escrow account, unless it is subsequently determined that the funds on deposit in the escrow account are less than the aggregate asbestos-related liability of the surviving corporation. If the FAIR Act (or similar federal legislation) is enacted (i) within three years following the closing and Merger Parent’s and the surviving corporation’s aggregate funding obligations thereunder are more than $5.0 million or (ii) between three and ten years following the closing, and in either case Merger Parent’s and the surviving corporation’s aggregate funding obligations are less than the amount then on deposit in the escrow account, the amount of such difference (minus any unresolved indemnity claims) will be released to Merger Parent and the remaining balance will be held in escrow until the surviving corporation is required to satisfy its trust funding obligations under the FAIR Act.

Neither the Company nor any of its affiliates have any material relationship with Merger Parent, Merger Sub or their respective directors, officers, stockholders or affiliates, other than as contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 22, 2006 and is incorporated herein by reference.

A copy of the press release issued by the Company on January 3, 2007 with respect to the consummation of the transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

The following unaudited pro forma condensed consolidated financial statements give effect to the disposition of Detroit Stoker Company as of September 30, 2006 as described under Item 2.01 of this report.  The unaudited pro forma condensed consolidated financial statements make adjustments to our condensed consolidated balance sheet as of September 30, 2006 (unaudited), our condensed consolidated statement of continuing operations for the year ended December 31, 2005, and our condensed consolidated statement of continuing operations for the nine months ended September 30, 2006 (unaudited) as if the transaction had been completed on September 30, 2006 for the purposes of the unaudited pro forma condensed consolidated balance sheet and on January 1, 2005 for purposes of the unaudited pro forma condensed consolidated statements of continuing operations.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would actually have been reported had the sale occurred as assumed or which may be reported in the future.  The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements and related notes of the Company included in our annual report on Form 10-K and quarterly reports on Form 10-Q.

UNITED INDUSTRIAL CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited) (Dollars in thousands)

	UIC Historical	Pro Forma Adjustments		UIC Pro Forma
ASSETS
Current Assets	$259,555	$(25,709	) (1)	$251,880
		18,034	(2)
Insurance receivable — asbestos litigation	20,186	(20,186	) (3)	—
Property and equipment, net	42,029	(1,515	) (4)	40,514
Intangible assets	9,623	—		9,623
Goodwill	8,484	—		8,484
Other assets	28,277	(7,385	) (5)	25,058
Note receivable		4,166	(6)
Total assets	$368,154	$(32,595)		$335,559

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities	$111,909	$(6,223	) (7)	$110,993
		5,307	(8)
Long-term liabilities
Long-term debt	120,046	—		120,046
Other liabilities	86,108	(39,927	) (9)	46,181
Total liabilities	318,063	(40,843)		277,220

SHAREHOLDERS’ EQUITY
Common stock	14,374	—		14,374
Additional capital	85,583	—		85,583
Retained earnings	61,380	8,248	(10)	69,628
Treasury stock	(73,362)	—		(73,362)
Accumulated other comprehensive loss, net of tax	(37,884)	—		(37,884)
Total shareholders’ equity	50,091	8,248		58,339

Total liability and shareholders’ equity	$368,154	$(32,595)		$335,559

The accompanying notes are an integral part of this pro forma condensed consolidated balance sheet and pro forma condensed statements of operations.

UNITED INDUSTRIAL CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited) (Dollars in thousands)

	UIC Historical	Pro Forma Adjustments		UIC Pro Forma

Net sales	$428,433	$(30,982	) (11)	$397,451
Operating costs and expenses	(385,202)	23,714	(11)	(361,488)
Operating income	43,231	(7,268)		35,963
Non-operating income and expense	(446)	(686	) (11)	(786)
		346	(12)
Income from continuing operations	42,785	(7,608)		35,177
Provision for income taxes	(15,986)	2,880	(11)	(13,236)
		(130	) (12)
Income from continuing operations	$26,799	$(4,858)		$21,941

Basic earnings per share:
Income from continuing operations	$2.36			$1.93

Diluted earnings per share:
Income from continuing operations	$1.99			$1.66

UNITED INDUSTRIAL CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(Unaudited) (Dollars in thousands)

	UIC Historical	Pro Forma Adjustments		UIC Pro Forma

Net sales	$517,153	$(36,966	) (13)	$480,187
Operating costs and expenses	(460,484)	31,624	(13)	(428,860)
Operating income	56,669	(5,342)		51,327
Non-operating income and expense	5,229	(367	) (13)	5,325
		463	(14)
Income from continuing operations	61,898	(5,246)		56,652
Provision for income taxes	(21,539)	950	(13)	(20,763)
		(174	) (14)
Income from continuing operations	$40,359	$(4,470)		$35,889

Basic earnings per share:
Income from continuing operations	$3.41			$3.03

Diluted earnings per share:
Income from continuing operations	$2.85			$2.56

The accompanying notes are an integral part of these pro forma condensed consolidated balance sheets and pro forma condensed statements of operations.

NOTES TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS:

(in thousands)

1.               The following table sets forth the items included in the pro forma adjustment of current assets to remove Detroit Stoker’s historical assets as of September 30, 2006.

Cash	$19,819
Trade receivables, net	2,101
Inventories	2,970
Other assets	819
$25,709

2.               The Company received $17.2 million in cash at closing and a $5.0 million promissory note in the Merger Agreement.  The following table represents the cash received in the Merger Agreement and the current portion of the promissory note.  An individual who is a principal of the affiliated private investment group entered into a guaranty in favor of the Company, pursuant to which he will personally guarantee 55% of the Merger Parent’s payment obligations from time to time outstanding under the promissory note.

Cash	$17,200
Note receivable, current portion	834
$18,034

3.               Represents the pro forma adjustment of non-current assets to remove Detroit Stoker’s insurance receivable related to asbestos litigation as of September 30, 2006.

4.               Represents the pro forma adjustment of non-current assets to remove Detroit Stoker’s property and equipment as of September 30, 2006.

5.               Represents the pro forma adjustment of non-current assets to remove Detroit Stoker’s other assets as of September 30, 2006.

Deferred taxes	$7,085
Other assets	300
$7,385

6.               Represents the pro forma adjustments to record the non-current portion of the promissory note the Company received at closing.

7.               Represents the pro forma adjustments to remove Detroit Stoker’s current liabilities as of September 30, 2006.

Accounts payable	$1,997
Federal income tax payable	872
Other liabilities	3,354
$6,223

8.               The following table sets forth items included in the pro forma adjustments of current liabilities for closing costs related to the merger and the current tax liability resulting from the gain on the sale of Detroit Stoker.

Closing costs	$865
Tax provision on gain on sale of Detroit Stoker	4,442
$5,307

9.               The following table sets forth the items included in the pro forma adjustment of long-term liabilities to remove Detroit Stoker’s long-term liabilities as of September 31, 2006.

Minimum pension liability	$2,814
Post-retirement benefit obligation, other than pension	5,377
Accrual for asbestos obligations	31,450
Other liabilities	286
$39,927

10.         The following represents the gain from the sale of Detroit Stoker, net of taxes of $4,442, as if the transaction had been completed on September 30, 2006.

11.         Represents the pro forma adjustment to eliminate intercompany interest expense and to reclassify Detroit Stoker’s income from continuing operations to income from discontinued operations for the nine months ended September 30, 2006.

12.         Represents the pro forma adjustment to interest income earned related to the promissory note received at closing and the related tax provision for the nine months ended September 30, 2006.  Interest receivable for the promissory note is calculated using a prime rate of 8.25% plus 1%.

13.         Represents the pro forma adjustment to eliminate intercompany interest expense and to reclassify Detroit Stoker’s income from continuing operations to income from discontinued operations for the year ended December 31, 2005.

14.         Represents the pro forma adjustment to interest income earned related to the promissory note received at closing and the related tax provision for the year ended December 31, 2005.

(c)           Exhibits.

99.1         Press release issued by United Industrial Corporation, dated January 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED INDUSTRIAL CORPORATION

By:	/s/ James H. Perry
James H. Perry
Chief Financial Officer and
Vice President

Date:  January 3, 2007